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                                                                    EXHIBIT 99.4

                   CONSENT OF DEUTSCHE BANC ALEX. BROWN INC.

    We hereby consent to (i) the inclusion of our opinion letter, dated
December 19, 2001, to the Board of Directors of McGrath RentCorp as Annex B to the Proxy Statement / Prospectus forming part of this Registration Statement on Form S-4, and (ii) references made to our firm and such opinion in such Proxy Statement / Prospectus under the captions entitled "SUMMARY--Opinion of Financial Advisor to McGrath", "THE MERGER--Background of the Merger", "THE MERGER--Recommendation of the Board of Directors of McGrath; Reasons of McGrath for the Merger" and "THE MERGER--Opinion of Financial Advisor to McGrath". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as Amended, and the Rules and Regulations Promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

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                                                       DEUTSCHE BANC ALEX. BROWN INC.

                                                       By:  /s/ MICHAEL LYNCH
                                                            -----------------------------------------
                                                            Name: Michael Lynch
                                                            Title: Managing Director
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January 7, 2002